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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Kinross Gold Corporation on Form F-4 of our report dated March 3, 2003, except as to note 23 (b) which is as of March 26, 2003, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/S/ DELOITTE & TOUCHE LLP
Chartered Accountants


Toronto, Ontario, Canada
December 22, 2003